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EXHIBIT 10.4

            Consulting Agreement among ADVA, GIG and Thomas A. Kruger

                          ADVA/GIG CONSULTING AGREEMENT

ADVA/GIG are Delaware Corporations in the business of developing and marketing software for the LINUX OS marketplace.

PREAMBLE: This is an agreement, effective as of May 1, 2001 between Tom Kruger Associates of 2420 Sedley Road, Charlotte NC 28211 (Consultant) and ADVA/GIG of BTC, Suite 214, Rock Hill, SC (Client).

PURPOSE: Client wishes to retain the services of Consultant to advise and consult Client in capacity as Chief Financial advisor relative to Client's business(es), and Consultant is willing to provide such services.

     1. Consultant agrees, subject to Section 7, that for a period of one (1) year, commencing with the effective date of this Agreement, he will, consistent with his other obligations, render to Client such financial consulting services as Client may request relating to the field as set forth in Exhibit A.

     2. Client agrees to reimburse Consultant for such consulting services at the monthly rates shown in Exhibit B, attached Rates. Consultant shall invoice Client monthly for services rendered, and such invoices shall be payable upon receipt. Invoices shall include work provided and a brief description of the services rendered. Upon adequate substantiation, Client will reimburse Consultant for all reasonable travel and related expenses incurred by Consultant in connection with any requested business travel by Client. Prior written approval (direct e mail and fax shall suffice) by Client shall be required for all travel outside the states of North and South Carolina in connection with this Agreement.

     3. Consultant shall act as an independent Consultant and not as an agent or employee of Client and Consultant shall make no representation as an agent or employee of Client except as directed by CEO and or President.

     4. Consultant shall be responsible for all taxes as an independent contractor. Consultant shall have no authority to bind Client or incur other obligations on behalf of Client unless otherwise directed in writing by CEO and or President.

     5. Any and all improvements, inventions, discoveries, formulas, processes or methods within the scope of the business activities of the Company, or any of its affiliates (as such term is defined in Rule 405 under the Securities Act of 1933) which Consultant may conceive or make during his consultation period with the Company shall be the sole and exclusive property of the Company or such affiliates. Consultant agrees, whenever requested to do so by the Company and at its expense, to execute and sign any and all applications, assignments, or other instruments, and to do all other things which the Company may deem necessary or appropriate in order to apply for patent or other protection in the United States or any foreign country for such improvements, discoveries, formulas, processes, or methods.

     6. Consultant agrees to hold all Client Proprietary Information in confidence and to treat the Proprietary Information with at least the same degree of care and safeguards that he takes with his own


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         proprietary information. Consultant shall use Proprietary Information only in connection with services rendered under this Agreement. Proprietary Information shall not be deemed to include information that
         (a) is in or becomes in the public domain without violation of this Agreement by Consultant, or (b) is already in the possession of Consultant, as evidenced by written documents, prior to the disclosure thereof by Client, or (c) is rightfully received from a third entity having no obligation to Client and without violation oft his Agreement by Consultant.

     7. Consultant warrants that he is under no obligation to any other entity that in any way conflicts with this Agreement, that he is free to enter into this Agreement, and is under no obligation to consult for others in areas covered by this Agreement. Consultant shall not, during the term of this Agreement, perform consulting services for others in areas of LINUX software development and sales but shall have the right to perform consulting services for others outside of this specialty.

     8.  Client or Consultant may terminate this Agreement at any time on thirty
         (30) days advance written notice. Any and all equipment, computers, services or products provided for the Consultant by the Client are to be used solely in the commission of the Consultant's services for the Client and remain the property of the Client. Client shall not be held liable for any illegal use of said products or services, or use unrelated to Clients' business, by the Consultant or any resulting legal action.

     9. The secrecy provisions of Section 5 hereof shall survive any termination of this Agreement for a period of three (3) years after such termination.

     10. This Agreement is not assignable by either party without the consent of the other.

Signed: /s/Thomas A. Kruger
        ---------------------------------
For: Tom Kruger Associates
     ------------------------------------
Date: 5/3/01
      -----------------------------------
Signed: /s/A. E. Mohr                         Signed: /s/George L. Down
        ---------------------------------             --------------------------
For: ADVA                                     For: GIG
     ------------------------------------          -----------------------------
Date: 5/3/01                                  Date: 5/3/01
      -----------------------------------           ----------------------------

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                                    EXHIBIT A

                               Consulting Services

It is anticipated that the services provided by the Consultant to the Client shall encompass the following tasks and responsibilities. (This list should not be considered inclusive):
     1.  Responsibilities
         a.   Essential Duties
              i. As a financial Consultant to the CEO and President, Consultant will coordinate the creation of business plans and help in overseeing financial investments and expenditures.
              ii. Consultant will help establish and oversee financial systems and controls to ensure compliance for all lines of business and monitor financial procedures to meet business objectives.
              iii.Consultant will assist in the creation, implementation and adherence to company financial policies and procedures, government regulations, sound accounting practices (GAAP) and tax and reporting as they relate to company financial activities.
              iv. Consultant will advise and assist in the coordination of the Corporation's outside auditing firm and corporate and SEC attorneys relating to all financial and SEC reporting issues.
              v. Consultant will advise regarding potential financial liabilities faced by the Company on all fronts, and work with the executive management team to mitigate these liabilities, especially as situations arise which may influence and effect the investment community.
         b.   Additional Duties
              i. Assist in raising capital in private and public capital markets including successive stages of corporate financial development.
              ii.  Assist in Investor relations activities.
              iii. Advise in the management of the Corporation's insurance, financing, and investment policies and programs.

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                                  1.2 EXHIBIT B

                           Compensation Rates & Rules

Consultant Fees / Expenses

1. Payments to the Consultant by the Client will be at the rate of $50.00 per hr. US ($4,300) per month based on a minimum of 86 hours per month. Additional hrs. at Client's request exceeding 86 hrs. per month will be reimbursed at a rate of $75.00 per hr.
2. Consultant will provide a monthly invoice at the end of month worked outlining efforts undertaken over this period. Invoice shall be payable upon receipt by Client.
3.    Expenses will be billed by Consultant and paid by the Client separately.
4. Monthly status briefs in "bullet point" format shall be provided to the Client along with invoices.
5. It is agreed that compensation rates will be reviewed with Consultant in six (6) months.

Stock Options*

25,000 option shares vested in (4) parts:
                           6,250 shares August 1, 2001
                           6,250 shares November 1, 2001
                           6,250 shares February 1, 2001
                           6,250 shares May 1, 2001

*Consultant will be included in ADVA Incentive Stock Plan.

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